UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:  September 25, 2008)

North American Galvanizing & Coatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3920	71-0268502
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 494-0964

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

One of the Company’s Tulsa galvanizing plants had certain production employees who were covered by a collective bargaining agreement with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy Allied Industrial and Service Workers International Union (the “Union”).  The agreement was set to expire on October 31, 2008.

After  several of the  employees  who were covered  by the agreement petitioned  the National Labor Relations Board  for a decertification vote,  a decertification election was scheduled to be held  on September  25 , 2008 .  However, on September 22, 2008, the Union filed a “disclaimer of interest” with the National Labor Relations Board, which denotes that the union is withdrawing it’s representation of the Company’s Tulsa employees.   Thus, the Union has been decertified and the employees covered by that agreement are no longer represented by the Union.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

Date: September 29, 2008	By:	/s/ Beth B. Hood
Beth B. Hood
Vice President and Chief Financial Officer